UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

THE SAINT JAMES COMPANY
(Exact name of registrant as specified in its charter)

North Carolina	000-13738	56-1426581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadway Plaza, 520 Broadway, Suite 350 Santa Monica CA 90401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 880-5285

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 19, 2008, Bruce M. Cosgrove resigned as our Chief Executive Officer and as one of our directors and, in connection therewith, Mr. Cosgrove and we entered into a Resignation Agreement and General Release (the “Agreement”). Pursuant to various employment-related statutes and revocation rights, however, Mr. Cosgrove’s resignation was not effective until the close of business on September 26, 2008. In connection with the Agreement, we agreed to pay to Mr. Cosgrove $25,000 and he released us from all claims, demands, actions, grievances, or other legal responsibilities of any kind that he may have otherwise had based on his tenure with us as our Chief Executive Office and director. In addition, effective September 26, 2008, Stuart Hamilton also resigned as one of our directors. Further, effective on September 26, 2008, our sole remaining director, Wayne Gronquist, became our acting Chief Executive Officer and Chief Financial Officer.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
99.3*	Resignation Agreement and General Release dated September 19, 2008 between Bruce M. Cosgrove and The Saint James Company

______________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 02, 2008	THE SAINT JAMES COMPANY

	By:	/S/ WAYNE GRONQUIST
Acting Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.3	Resignation Agreement and General Release dated September 19, 2008 between Bruce M. Cosgrove and The Saint James Company